As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALLEY NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	22-2477875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1455 Valley Road

Wayne, New Jersey 07470

(973) 305-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald H. Lipkin, Chairman, President and Chief Executive Officer

1455 Valley Road

Wayne, New Jersey 07470

(973) 305-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald H. Janis, Esq.

Michael T. Rave, Esq.

Day Pitney LLP

7 Times Square

New York, New York 10036

(212) 297-5800

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	10,000,000	$10.97	$109,700,000	$6,121.26

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also includes such additional shares of common stock by reason of any stock dividend, stock split or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock as reported on The New York Stock Exchange on June 24, 2009.

VALLEY NATIONAL BANCORP

DIVIDEND REINVESTMENT PLAN

10,000,000 shares of Common Stock, no par value

The Dividend Reinvestment Plan of Valley National Bancorp, or the Plan, provides shareholders of Valley with a convenient, economical and systematic method of purchasing additional shares of the common stock of Valley, no par value, without payment of any brokerage commissions or other charges.

If you are a shareholder of Valley, you may choose to have future cash dividends automatically invested in Valley common stock and while participating in the dividend reinvestment program you may also make voluntary cash payments up to $100,000 per quarter to purchase additional shares of Valley common stock.

The Plan provides that shares may be purchased for you directly from Valley out of its authorized but unissued or treasury shares, in the open market or in privately negotiated transactions. A combination of these methods may be used. The administrator of the Plan, or the Plan Administrator, is American Stock Transfer and Trust Company LLC.

If the Plan Administrator purchases shares of Valley common stock from us directly, the purchase price for the shares will be their “fair market value,” as defined in this prospectus, subject to any discount that we may offer from time to time as determined by our Board of Directors in its discretion. We will receive all of the proceeds of these direct sales. If the Plan Administrator purchases shares of Valley common stock in the open market or in privately negotiated transactions, the purchase price for the shares will be the weighted average actual cost (excluding trading expenses paid by us) which the Plan Administrator will pay for the pool of shares purchased that includes your shares. We will not receive any of the proceeds of these sales.

The Plan does not represent a statement of dividend policy or a guarantee of future dividends. Dividends will be within the discretion of our Board of Directors and will be dependent upon various factors, including, without limitation, the future earnings and financial condition of Valley.

This prospectus relates to 10,000,000 authorized and previously unissued or treasury shares of Valley common stock registered for purchase under the Plan.

Valley common stock is traded on The New York Stock Exchange under the symbol “VLY.” On June 24, 2009, the closing sale price of Valley common stock was $10.95 per share.

This prospectus should be retained for future reference.

Investing in Valley common stock involves risks. Please see “Risk Factors” on page 4 of this prospectus.

THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THESE SHARES, AS WITH ANY INVESTMENT IN COMMON STOCK, INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 26, 2009.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, relating to the shares of our common stock offered under the Plan. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Valley, the Plan, and the securities offered. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Valley,” “we,” “us,” “our” or similar references mean Valley National Bancorp and all references to the “Dividend Reinvestment Plan” or the “Plan” mean the Valley National Bancorp Dividend Reinvestment Plan in effect as of June 26, 2009.

HOW TO OBTAIN ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about Valley that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attention: Dianne M. Grenz

Telephone: 973-305-3380

i

THE COMPANY

General

Valley National Bancorp, or Valley, is a New Jersey corporation that was organized in 1983 as a holding company for Valley National Bank. Valley indirectly owns additional subsidiaries through Valley National Bank. Valley is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act.

As of March 31, 2009, Valley had:

•	consolidated assets of $14.4 billion;

•	total deposits of $9.4 billion;

•	total loans of $9.8 billion; and

•	total shareholders’ equity of $1.4 billion.

In addition to Valley’s principal subsidiary, Valley National Bank, Valley owns 100% of the voting shares of VNB Capital Trust I and GCB Capital Trust III, both used to issue trust preferred securities.

The mailing address and telephone number of Valley’s principal executive offices are:

1455 Valley Road

Wayne, New Jersey 07470

(973) 305-8800

Valley National Bank

Valley National Bank is a national banking association chartered in 1927 under the laws of the United States. Currently, Valley National Bank has 195 full-service banking offices located throughout northern and central New Jersey and New York City. The Bank provides a full range of commercial and retail banking services. These services include, but are not limited to, the following: the acceptance of demand, savings and time deposits; extension of consumer, real estate, Small Business Administration loans and other commercial credits; equipment leasing; personal and corporate trust; and pension and fiduciary services.

Valley National Bank’s wholly-owned subsidiaries are all included in the consolidated financial statements of Valley.

These subsidiaries include:

•	a mortgage servicing company;

•	a title insurance agency;

•	asset management advisors which are SEC-registered investment advisors;

•	an all-line insurance agency offering property and casualty, life and health insurance;

•	subsidiaries which hold, maintain and manage investment assets for Valley National Bank;

•	a subsidiary which owns and services auto loans;

•	a subsidiary which specializes in asset-based lending;

•	a subsidiary which offers both commercial equipment leases and financing for general aviation aircraft; and

•	a subsidiary specializing in healthcare and commercial equipment leases.

Valley National Bank’s subsidiaries also include real estate investment trust subsidiaries which own real estate-related investments and another REIT subsidiary which owns some of the real estate utilized by Valley National Bank and related real estate investments.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

This prospectus describes how you can reinvest the dividends you receive on your shares of Valley common stock or purchase shares of Valley common stock pursuant to our Dividend Reinvestment Plan, which we refer to as the Plan. We adopted our original Dividend Reinvestment Plan in 1998 to offer our shareholders an opportunity to purchase additional shares of Valley common stock automatically through the reinvestment of cash dividends. From time to time, we have authorized increases in the number of shares available under the Plan and make other amendments to the Plan to meet the demands of our shareholders. This prospectus describes the Plan in effect as of June 26, 2009.

If you own Valley common stock, directly or indirectly, you are eligible to enroll in the Plan. You may make purchases under the Plan with your cash dividends on some or all of your shares of Valley common stock, and through the Plan’s optional cash payment feature. If you are currently participating in the Plan, you do not need to take any action unless you wish to make changes. If you are currently not a participant of the Plan, you may enroll in the Plan by completing an Authorization Form and return it to American Stock Transfer and Trust Company LLC, the Plan Administrator. The contact information of the Plan Administrator is as follows:

For Transaction Processing

American Stock Transfer and Trust Company LLC

P.O. Box 922

Wall Street Station

New York, New York 10269-0560

Attention: Plan Administration Department

(877) 681-8028

For Inquiries Regarding Your Account

American Stock Transfer and Trust Company LLC

6201 15th Avenue

Brooklyn, New York 11219-5498

Attention: Shareholder Relations Department

(877) 681-8028

If you enroll in the Plan, the Plan Administrator will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of Valley common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the Plan unless you purchase shares through the Plan’s optional cash payment feature. Optional cash payment purchases may be made by the Plan Administrator on a daily or weekly basis, depending on whether the shares are purchased directly from Valley or in the open market.

Under the Plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares bought by the Plan administrator in the open market or in privately negotiated transactions. We may use a combination of these methods.

If the Plan Administrator purchases shares of Valley common stock from us directly, the purchase price for the shares will be their “fair market value,” which is the average of the high and low trading prices of Valley common stock on the date your shares are purchased, as reported on The New York Stock Exchange, subject to any discount that we may offer from time to time as determined by our Board of

Directors in its discretion. We will receive all of the proceeds of these direct sales. If the Plan Administrator purchases shares of Valley common stock in the open market or in privately negotiated transactions, the purchase price for the shares will be the weighted average actual cost (excluding trading expenses paid by us) which the Plan Administrator will pay for the pool of shares purchased that includes your shares. We will not receive any of the proceeds of these sales.

If you do not choose to enroll in the Plan, Valley will continue to send you cash dividends by check, or by automatic deposit to a bank account you designate, as and when declared.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus. The material risks and uncertainties that management believes affect Valley are described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking information about Valley National Bancorp that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Valley and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this prospectus and our most recent Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” below.

DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

The following is a question and answer statement of the provisions of Valley’s Dividend Reinvestment Plan.

Purpose

1.	What is the purpose of the Plan?

The Plan gives owners of Valley common stock the opportunity to:

•	Automatically reinvest the cash dividends on some or all of their shares of Valley common stock in additional shares of Valley common stock.

•	Purchase shares of Valley common stock through the Plan’s optional cash payment feature.

Advantages

2.	What are the advantages of the Plan?

If you participate in the Plan, you will purchase shares of Valley common stock with the cash dividends on some or all of your Valley common stock. Along with automatic dividend reinvestment, the Plan also affords you an easy way to purchase additional shares of Valley common stock, up to a specified limit, with optional cash payments. See Question 16.

There is no fee for enrolling in or reinvesting dividends through the Plan. We will pay all fees, commissions and expenses, including costs of administration, in connection with purchases of our common stock under the Plan. Participants in the Plan will not incur any costs.

The Plan Administrator holds, for safekeeping, all shares of Valley common stock in Plan accounts, free of charge. You may also deposit with the Plan Administrator, for safekeeping, stock certificates for shares registered in your name. There is a one-time fee of $7.50 for this service. See Question 25.

Administration

3.	Who administers the Plan?

Valley has appointed American Stock Transfer and Trust Company LLC as the Plan Administrator. The Plan Administrator acts as agent for Plan participants. We may choose a new administrator of the Plan at any time.

If you wish to contact the Plan Administrator, you can do so through the following:

Telephone

You can telephone shareholder customer service toll-free at:

1-877-681-8028

1-718-921-8283 (international telephone inquiries)

In Writing

You can write to the Plan Administrator at the following address:

P.O. Box 922

Wall Street Station

New York, New York 10269-0560

Attention: Plan Administration Department

4.	What are the duties of the Plan Administrator?

The Plan Administrator and its agents perform various administrative duties relating to the Plan. These include:

•	Holding shares of Valley common stock for Plan accounts.

•	Receiving cash dividend payments for participants.

•	Receiving optional cash payments from participants.

•	Investing those amounts in shares of Valley common stock.

•	Maintaining continuing records of each participant’s account.

•	Sending statements of account and other notices to participants.

•	Advising participants as to all transactions in, and the status of, their accounts.

Participation

5.	Who is eligible to participate?

If you own at least one whole share of Valley common stock, you are eligible to participate in the Plan. You may hold the shares:

•	In certificate form.

•	In book-entry form under the Direct Registration System (DRS).

•	In an account established under the Plan.

•	In a combination of certificate form and a Plan account.

Valley shareholders may choose to reinvest their cash dividends on all or only a portion of their Valley shares through the Plan. See Question 10.

6.	How do I enroll in the Plan?

If you hold shares registered in your name, you may enroll in the Plan by completing, signing and returning an Authorization Form to the Plan Administrator. The Plan Administrator will send you an Authorization Form upon request.

If you do not hold shares registered in your name but instead hold them through a broker, bank or other nominee, you must either become a registered shareholder by having shares transferred into your name or arrange with the record holder to participate in the Plan on your behalf. If you choose the latter, you will not have an account administered by the Plan Administrator; instead, you must deal with and through the record holder.

If you are currently participating in the Plan, you do not need to take any action unless you wish to make changes.

7.	When may I enroll in the Plan?

If you own Valley common stock, you may enroll in the Plan at any time. See Question 5.

8.	When do I begin participating in the Plan?

Your participation in the Plan will begin when the Plan Administrator receives your completed Authorization Form, or after completion of other arrangements by a record holder satisfactory to Valley and the Plan Administrator.

Once you are enrolled in the Plan, the Plan Administrator will begin reinvesting your cash dividends in shares of Valley common stock following the next dividend payment date that occurs after the date of your enrollment in the Plan. The Plan Administrator will have up to thirty (30) days after such dividend payment date to make purchases of Valley common stock with your cash dividends. However, it will customarily settle the stock purchases within three to five business days after the dividend payment date. Shares can be purchased either in the open market or directly from Valley as directed by Valley. The Plan Administrator may delay any or all purchases beyond the thirty (30) day period if required under federal securities laws. In the unlikely event that, due to market conditions, the Plan Administrator is unable to invest the funds within thirty (30) days of the dividend payment date, the Plan Administrator will return the funds to you by check and will not be accountable for its inability to make purchases within the prescribed timeframe.

With respect to optional cash payments with which the Plan Administrator purchases shares of Valley common stock directly from us, the settlement of such purchases will occur on the last business day of the week in which the Plan Administrator receives your payment. If the Plan Administrator receives your payment on the last business day of the week, it will purchase shares with such funds the following week for settlement on the last business day of the following week. See Question 15.

With respect to optional cash payments with which the Plan Administrator purchases shares of Valley common stock in the open market, the Plan Administrator will use its best efforts to purchase the Valley shares on the next business day after the day it receives your payment.

When you enroll in the Plan, you can send in an optional cash payment along with your Authorization Form, if you wish. See Question 15.

There can be no assurances that Valley will declare future dividends or maintain its current dividend levels, and nothing contained in the Plan obligates Valley to declare or pay any dividends or maintain any level of dividends. The Plan does not represent a change in Valley’s dividend policy or a guarantee of future dividends, which will continue to be determined by Valley’s Board of Directors and will be dependent upon various factors, including, without limitation, the future earnings and financial condition of Valley.

9.	What does the enrollment process provide?

By signing and returning the Authorization Form to the Plan Administrator, you will:

•

Direct Valley to pay to the Plan Administrator the cash dividends on all or a specified number of shares of Valley common stock registered in your name for reinvestment in additional shares of Valley common stock.

•	Authorize the Plan Administrator to reinvest cash dividends on all or a specified number of shares credited to your Plan account in additional shares of Valley common stock.

•	Authorize the Plan Administrator to invest any optional cash payments, whether sent in by mail or debited directly from your bank account, in additional shares of Valley common stock.

If you do not specify on the Authorization Form the number of shares of Valley common stock for which cash dividends are to be reinvested under the Plan, the Plan Administrator will establish your account as full dividend reinvestment.

10.	Is partial participation possible under the Plan?

Yes. If you elect to participate in the Plan, you may participate with respect to some or all of the shares of Valley common stock registered in your name or held in your Plan account.

When you complete your Authorization Form, you can indicate how many whole shares of your Valley common stock, if any, that you wish to exclude from enrollment in the Plan. You may change this election at any time by notifying the Plan Administrator. To apply to a particular dividend, such a notification must be received by the Plan Administrator prior to the record date for that dividend.

We will continue to pay to you, by check or by automatic deposit to a bank account you designate, the dividends on any shares you exclude from the Plan.

Records

11.	What reports will you send me?

As soon as possible after each transaction under the Plan, the Plan Administrator will send you a statement of your Plan account. This statement will show the following information pertaining to shares held in your Plan account:

•	The cash dividends paid.

•	Any optional cash payments you made.

•	The number of shares of Valley common stock purchased.

•	The number of shares of Valley common stock you elected to sell, if any.

•	The price per share.

•	The total shares held in your account.

The statement will also indicate the number of shares registered in your name.

We recommend that you keep your Plan account statements because they will contain information important for income tax purposes. See “U.S. Federal Income Tax Consequences.”

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder for information on your account.

In addition, the Plan Administrator will send you Valley’s annual reports to shareholders, proxy materials, and any other correspondence we send to our shareholders. The Plan Administrator will also send you any supplements to or updates of this prospectus.

Fees

12.	Must I pay any fees or expenses under the Plan?

There is currently no fee for participating in the Plan. We will pay all fees, commissions and expenses, including costs of administration, in connection with purchases of Valley common stock under the Plan. There are, however, service charges in connection with sales of shares of Valley common stock held in the Plan. See Question 19.

Purchases

13.	How are purchases made, and at what price?

On each date that Valley pays cash dividends, Valley will pay to the Plan Administrator the total amount of dividends payable on all shares of Valley common stock enrolled in the Plan, including shares held in Plan accounts. The Plan Administrator will use this cash, along with any optional cash payments received by the Plan Administrator, to buy shares of Valley common stock for the accounts of Plan participants. See Question 8 with regard to the timing of stock purchases under the Plan.

Valley decides whether the Plan Administrator will buy shares of Valley common stock from Valley, from others, or in a combination of these methods. Subject to regulatory constraints, we decide this each time shares are purchased for your Plan account.

Generally, if the Plan Administrator buys shares of Valley common stock from us, the price of the shares will be their “fair market value,” which for purposes of the Plan is the average of the high and low trading prices of Valley common stock on the date your shares are purchased, as reported on The New York Stock Exchange. Although we have no present intention to do so, we may in the future, as determined by our Board of Directors from time to time, sell shares of our common stock to the Plan Administrator at a discount. Our Board of Directors has the discretion to establish, modify or terminate such discount at any time. We will provide you with written notice when such discount for shares purchased from us is established, modified or terminated. This discount, if any, will only be applicable to shares sold by us, and not to shares purchased in the open market.

If the Plan Administrator buys shares of Valley common stock in the open market or in privately negotiated transactions, the price of the shares will be the weighted average actual cost (excluding trading expenses paid by us) which the Plan Administrator will pay for the pool of shares purchased that includes your shares. See Question 12. We do not have any power to direct the time or price at which the Plan Administrator buys shares or to select the broker or dealer through or from whom purchases are made.

14.	How many shares will be purchased for me?

The Plan Administrator will purchase for each Plan account the number of whole and fractional shares of Valley common stock that equals the cash amount being invested in that account, both from dividend reinvestment and from optional cash payments (if any), divided by the applicable purchase price.

15.	Can I make optional cash payments to buy additional shares?

Yes. Plan participants are eligible to make optional cash payments, within the limits described in Question 16 below. The Plan Administrator will apply these optional cash payments toward the purchase of Valley common stock for the account of the Plan participant.

You will receive an optional cash payment form attached to each statement of account you receive. To make an optional cash payment, detach the form from your account statement, fill it out, and include your check, made payable to “American Stock Transfer and Trust Company LLC”, in the desired amount within the limitations outlined in Question 16 below. Mail the properly completed check and form to the Plan Administrator at the address set forth in Question 3. Please include your Plan account number on any check, and in any other correspondence relating to the Plan. Do not send cash. You may also make an optional cash payment online at www.amstock.com.

No interest will be paid on any optional cash payments held pending investment or return by the Plan Administrator. In the unlikely event that, due to market conditions, the Plan Administrator is unable to invest the funds within thirty (30) days of the date on which the investment in Valley common stock should have been made, the Plan Administrator will return the funds to you by check and will not be accountable for its inability to make purchases within the prescribed timeframe.

If you wish, you can send an optional cash payment by check with your Authorization Form when you enroll in the Plan. Simply complete the “Optional Cash Payment” section of the Authorization Form and include your check, made payable to “American Stock Transfer and Trust Company LLC”, in the desired amount within the limitations outlined in Question 16 below. Do not send cash.

You can also authorize automatic deductions from your bank account. This feature enables you to make an individual investment, or to make ongoing monthly investments, without needing to write a check. If you elect to make ongoing monthly investments, you may change or terminate this election by writing to the Plan Administrator at the address set forth in Question 3. This change or termination must be received by the Plan Administrator at least four business days before the next scheduled debit date in order to apply to that date.

If any check is returned to the Plan Administrator for insufficient funds or for any other reason, or if any automatic debit is rejected, the Plan Administrator will consider the optional cash payment request null and void, and will immediately remove from the participant’s account any shares that were purchased based on that check or debit. The Plan Administrator will also be entitled to sell these shares to satisfy any uncollected amounts, including any service charge for the returned or rejected item. If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected amounts, the Plan Administrator can sell additional shares from the participant’s account to satisfy the uncollected balance.

16.	What are the limitations on making optional cash payments?

Generally, optional cash payments must be at least $50.00 at any one time, and may not exceed $100,000.00 per quarter. You do not have to send the same amount each time, and there is no obligation to make an optional cash payment in any month.

We reserve the right to refuse cash payment investments if we believe a Plan participant is attempting to circumvent this limitation or abuse the Plan in any way. See Question 22.

Dividends on Fractional Shares

17.	Will you credit me with dividends on fractional shares?

Yes. We will credit dividends on fractional shares to your Plan account. This will be shown on your account statements.

Transfer or Gift of Shares

18.	May I transfer shares or make a gift of shares held in the Plan?

Yes. You may transfer ownership of all or part of the shares held in your Plan account, as a gift, private sale or otherwise. The transfer must be in compliance with any applicable laws.

To transfer shares, you must deliver to the Plan Administrator your written instructions, together with any other signed documents the Plan Administrator may require, with “signature guaranteed.” A commercial bank, trust company, securities broker-dealer, credit union or savings and loan association that is a member of the Medallion Signature Guarantee Program or other eligible guarantor institution may guarantee signatures. Verification by a Notary Public is not acceptable. You must also pay any taxes that apply to the transfer.

If you wish to transfer any shares, you should contact the Plan Administrator at 1-877-681-8028 for specific requirements and instructions. You may also obtain various transfer forms online at www.amstock.com.

Generally, the Plan Administrator will transfer the shares, by issuance of a stock certificate, through the Direct Registration System (DRS) or the DWAC transaction system, within 7 to 10 business days after receipt of the written request and any other required documents. If you request, the Plan Administrator will make the transfer by crediting the transferred shares to the Plan account of the other person.

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to transfer any shares purchased on your behalf.

Sale of Shares

19.	May I sell shares held in the Plan?

Yes. If you wish to sell all or part of the shares held in your Plan account, you may do so:

•	By mailing written instructions to the Plan Administrator; your account statements will contain a form that you can use to do this.

•	Over the telephone by calling 1-877-681-8028.

Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt of your request. Please note that the Plan Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final.

The Plan Administrator may sell your shares any way that it finds reasonable and appropriate. The Plan Administrator may:

•	Aggregate shares to be sold on behalf of various Plan participants.

•	Sell the shares through a broker of its choosing, including one affiliated with it.

•	Sell the shares in a negotiated transaction without a broker, including a sale to Valley.

•	Purchase any of the shares on behalf of other Plan participants.

In any sale to Valley or purchase by the Plan Administrator on behalf of Plan accounts of shares being sold on behalf of Plan participants, the purchase price will be the “fair market value” of the shares on the date of the sale. See Question 13 for the definition of “fair market value.”

After a sale of your shares, the Plan Administrator will mail you a check for the proceeds of the sale, after deduction of any service charges, and a statement of your account reflecting the transaction. Settlement date will be three business days after your shares have been sold. You will not earn interest on any sales transaction. There is a transaction fee of $15.00 and a commission of $0.10 per share payable to the Plan Administrator in connection with the sale of shares.

Alternatively, you may choose to sell your shares through a broker of your choice, in which case you would have to request a share certificate from the Plan Administrator, or have the shares transferred electronically to your broker, prior to such sale. You should contact your broker to initiate the request for those shares that were sold.

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to sell any shares purchased on your behalf.

20.	May I sell shares held outside of the Plan through the Plan?

No. You may not sell shares through the Plan that you hold outside of the Plan. If you deposit with the Plan Administrator shares registered in your name to be held in your Plan account, then you may sell them the same as you may sell any other shares in your Plan account.

Withdrawal or Termination

21.	How do I withdraw from, and terminate participation in, the Plan?

You may withdraw from the Plan at any time by mailing written notice of withdrawal to the Plan Administrator. Your account statements will contain a form that you can use to do this. You can also do this over the telephone by calling 1-877-681-8028. You may also visit the Plan Administrator’s website at www.amstock.com.

Upon your withdrawal, you may instruct the Plan Administrator to:

•	Retain all Plan shares in book-entry form, or

•	Issue a certificate for whole Plan shares and sell in the open market any fractional share and pay the proceeds to you, or

•	Sell all Plan shares or a specified number of Plan shares in the open market and pay the proceeds to you.

Notification to withdraw from and terminate participation in the Plan must be received by the Plan Administrator three business days prior to the next dividend payment date to receive that divided in cash. If your request to withdraw from the Plan is received less than three business days prior to the dividend payment date, then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash.

If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to withdraw from the Plan.

22.	Can you terminate my participation in the Plan?

Yes. We reserve the right to terminate any person’s participation at any time for any reason. This may be to minimize administrative expense, prevent or stop misuse of the Plan, or for other reasons. We may also terminate your account should your account balance fall below one full share.

Upon any termination, the Plan Administrator will mail the former Plan participant a statement indicating your ownership of shares in book-entry form or a stock certificate for the whole shares in the account, together with a check for any fractional share.

23.	What happens if I sell or transfer all physical shares registered in my name?

If you sell or transfer all physical shares of Valley common stock registered in your name and held outside the Plan, the Plan Administrator will continue to reinvest the dividends on all shares held in your Plan account that are enrolled in the Plan.

24.	Can I re-enter the Plan after withdrawing from it?

Yes. You may enroll in the Plan again at any time by submitting to the Plan Administrator a new Authorization Form, provided you are still a Valley shareholder. Your re-entry will be effective as discussed in Question 8.

Safekeeping Service

25.	May I send my stock certificates to the Plan Administrator for safekeeping?

Yes. You may deposit with the Plan Administrator, for safekeeping, stock certificates for shares of Valley common stock registered in your name. This feature of the Plan applies whether or not you are having dividends reinvested under the Plan. There is a one-time fee of $7.50 to you for safekeeping services.

If you wish to do this, you should complete the appropriate box on the Authorization Form and return it to the Plan Administrator, together with the stock certificates. Do not endorse the stock certificates. Because you bear the risk of loss in sending the stock certificates to the Plan Administrator, you should send them by registered mail, return receipt requested, and properly insured for two percent of market value.

Upon receipt, the Plan Administrator will hold the shares in your Plan account. They will be re-registered in the name of the Plan Administrator or in the name of its nominee.

Plan Amendment or Termination

26.	May Valley amend or terminate the Plan?

Yes. While we currently intend to continue the Plan indefinitely, we reserve the right to amend the Plan, including changing the fees associated with the Plan, or terminate the Plan, at any time. We will give written notice of any amendment or termination to each Plan participant at the address which appears on the records of the Plan Administrator.

Other Information

27.	How will my shares in the Plan be voted?

You will have the power to vote the shares held in your Plan account. We will send you a proxy statement and a proxy card for any annual or special meeting of shareholders. If you are a registered shareholder, the proxy card will cover both those shares registered in your name and those held in your Plan account. If you are not a registered shareholder, the proxy card will be limited to those shares held in your Plan account.

28.	Must I notify the Plan Administrator if I change my address?

Yes. The Plan Administrator will mail your statements of account and any notices to you at your most recent address on its records. Mailing of notices to this address will satisfy any obligation we have to give you notice. Accordingly, you should promptly notify the Plan Administrator of any change in your address.

29.	Can I pledge my shares in the Plan as collateral for a loan?

No. You may not pledge shares credited to your Plan account as collateral for a loan or other obligation. If you wish to pledge your shares, you must first request and obtain a stock certificate for the shares issued in your name. To do so, please contact the Plan Administrator.

30.	What are the responsibilities of Valley and the Plan Administrator to me?

Valley and the Plan Administrator are not liable to you for any act performed in good faith or for any good faith failure to act. This includes any claim of liability:

•	Arising out of failure to terminate a participant’s account upon the participant’s death or judicially determined incapacity before receipt of written notice of death or incapacity.

•

With respect to the prices at which shares of Valley common stock are bought or sold, the times the shares are bought or sold, and the parties from whom the shares are bought or to whom the shares are sold.

31.	Who bears the risk of market price fluctuations in the shares in the Plan?

You do. Your investment in shares of Valley common stock under the Plan will be no different from an investment in directly-held shares. You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all Valley shares held by you in the Plan or otherwise. The shares are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

U.S. FEDERAL INCOME TAX CONSEQUENCES

If you receive shares that are issued directly by us through reinvestment of dividends under the Plan, you will be treated as receiving a distribution equal to the fair market value of such shares, calculated as of the date when the shares are credited to your account. If you receive shares that were purchased in the open market, you will be treated as receiving a distribution equal to the amount of the cash dividend that you could have received if you had not participated in the Plan, plus the amount of the purchase price discount, if any. For example, if dividends of $97 are reinvested under the Plan to acquire shares of our common stock with a fair market value of $100, the amount of the taxable dividend will be $100.

If you purchase additional shares under the Plan with optional cash payments, you will be treated as receiving a distribution equal to the discount related to the shares purchased under the Plan. Thus, the amount of the distribution will be the difference between the fair market value of the shares you purchase pursuant to the Plan and the amount that you pay for such shares. For example, if you purchase shares under the optional cash payment portion of the Plan that have a fair market value of $100 for a purchase price of $97, the amount of the taxable dividend with respect to these shares will be $3.

You will receive an annual statement (IRS Form 1099-DIV) from the Plan Administrator indicating the amount of dividend income reported to the Internal Revenue Service.

We will pay on your behalf all brokerage commissions for shares purchased under the Plan, but those payments will constitute additional taxable income to you for income tax purposes.

Generally, under the current tax laws, the dividends that you earn are taxable at a maximum tax rate of 15% if you are an individual. However, for tax years commencing after December 31, 2010, this reduced rate is due to expire and, unless the law reducing the tax rate for “qualifying dividends” is extended, the dividends that you receive subsequent to December 31, 2010 will be taxable at your ordinary income tax rates. Dividends received by corporations under the Plan will be subject to the corporate tax rates applicable to such corporation.

Your tax basis of the shares purchased under the Plan with reinvested dividends will be equal to the amount of the distribution you are treated as receiving, measured by the fair market value of the shares as of the date when the shares are credited to your account plus any allocable brokerage commissions or processing fees paid by us. Your tax basis of shares you acquire with optional cash payments under the Plan will be equal to the fair market value of the shares as of the date when the shares are credited to your account plus any allocable brokerage commissions or processing fees paid by us.

You will not realize gain or loss for U.S. Federal income tax purposes upon a transfer of shares to your account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares. In order to determine the tax basis for shares in your account, you should retain all account statements.

The holding period for common stock purchased through the dividend reinvestment or optional cash payments under the Plan begins on the date following the day on which the shares are credited to your account.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. Dividends paid on shares in accounts, and the proceeds of any sale of shares, may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed IRS Form W-9 or its equivalent, or unless you are exempt from the withholding requirements of the Internal Revenue Code, then the Plan Administrator must withhold applicable taxes from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares.

You should consult your tax accountant or personal tax advisor regarding the effects of participation in the Plan on your personal tax situation.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for working capital and other general corporate purposes, including:

•

redemption of the Series A Fixed Rate Cumulative Perpetual Preferred Stock, issued to the U.S. Department of the Treasury on November 14, 2008 under the Troubled Asset Relief Program Capital Purchase Program;

•	refinancing, reduction or repayment of debt;

•	investments in Valley National Bank as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

We may temporarily invest the proceeds in investment-grade securities. We have no current specific plans for the proceeds. The principal reason for the offering is to provide our shareholders with a convenient and automatic way to increase their ownership of Valley common stock.

PLAN OF DISTRIBUTION

We will pay all fees, commissions and expenses, including costs of administration, in connection with purchases of our common stock under the Plan. However, if you sell shares of our common stock held in the Plan through the Plan, you will incur a transaction fee of $15.00 and a commission of $0.10 per share payable to the Plan Administrator.

LEGAL MATTERS

The validity of the shares of Valley common stock offered hereby is being passed upon for Valley by Day Pitney LLP, New York, New York.

EXPERTS

The consolidated statement of financial condition of Valley National Bancorp and subsidiaries as of December 31, 2008, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2008 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Valley appearing in Valley’s Annual Report (Form 10-K) for the year ended December 31, 2007, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.

We also file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed on February 26, 2009, April 24, 2009 (File No. 09769394), May 13, 2009, May 27, 2009 (two), June 3, 2009 and June 9, 2009;

•	The definitive proxy statement for our 2009 annual meeting of shareholders; and

•	The description of the common stock which is contained in Valley’s Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attention: Dianne M. Grenz

Telephone: 973-305-3380

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the approximate expenses payable by Valley in connection with the sale of the securities being registered:

Registration Statement filing fee	$6,121
Printing expenses	$35,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,000
Miscellaneous	$10,000
Total	$81,121

Item 15.	Indemnification of Directors and Officers

Indemnification. Article VI of the certificate of incorporation of Valley National Bancorp (the “Corporation”) provides that the Corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney’s fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding to the full extent permitted by the New Jersey Business Corporation Act. The Article also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the Corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the Corporation would have the power to indemnify him under the provisions of Article VI.

The New Jersey Business Corporation Act empowers the Corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the Corporation, and a person serving as a “corporate agent” at the request of the Corporation for any other enterprise.

With respect to any derivative action, the Corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, only the court in which the proceeding was brought can empower the Corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

The Corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If the Corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the Corporation may pay an agent’s expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

Exculpation. Article VIII of the certificate of incorporation of the Corporation provides:

A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by the Corporation in 1987.

Item 16.	Exhibits

The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

5	Opinion of Day Pitney LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Day Pitney LLP (included as part of Exhibit 5).

24	Power of Attorney (included on signature page).

99	Form of Plan Enrollment (filed herewith).

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Wayne, State of New Jersey, on the 26th day of June, 2009.

VALLEY NATIONAL BANCORP

By:	/s/ Gerald H. Lipkin
Gerald H. Lipkin
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald H. Lipkin, Alan D. Eskow and Mitchell L. Crandell as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald H. Lipkin	Chairman, President and	June 26, 2009
Gerald H. Lipkin	Chief Executive Officer

/s/ Alan D. Eskow	Senior Executive Vice President and	June 26, 2009
Alan D. Eskow	Chief Financial Officer

/s/ Mitchell L. Crandell	Senior Vice President and Controller	June 26, 2009
Mitchell L. Crandell

/s/ Andrew B. Abramson	Director	June 26, 2009
Andrew B. Abramson

/s/ Pamela Bronander	Director	June 26, 2009
Pamela Bronander

/s/ Eric P. Edelstein	Director	June 26, 2009
Eric P. Edelstein

	Director	June , 2009
Mary J. Steele Guilfoile

/s/ Graham O. Jones	Director	June 26, 2009
Graham O. Jones

/s/ Walter H. Jones, III	Director	June 26, 2009
Walter H. Jones, III

/s/ Gerald Korde	Director	June 26, 2009
Gerald Korde

/s/ Michael L. LaRusso	Director	June 26, 2009
Michael L. LaRusso

/s/ Marc J. Lenner	Director	June 26, 2009
Marc J. Lenner

/s/ Robinson Markel	Director	June 26, 2009
Robinson Markel

/s/ Richard S. Miller	Director	June 26, 2009
Richard S. Miller

/s/ Barnett Rukin	Director	June 26, 2009
Barnett Rukin

/s/ Suresh L. Sani	Director	June 26, 2009
Suresh L. Sani

/s/ Robert C. Soldoveri	Director	June 26, 2009
Robert C. Soldoveri

INDEX TO EXHIBITS

5	Opinion of Day Pitney LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Day Pitney LLP (included as part of Exhibit 5).

24	Power of Attorney (included on signature page).

99	Form of Plan Enrollment (filed herewith).